                                                                    Exhibit 99.3

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of worldweb.net, inc.:

We have audited the accompanying consolidated balance sheet of worldweb.net, inc. (the Company) and subsidiary as of December 31, 2000, and the related consolidated statements of operations, capital deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 16, 2001

WORLDWEB.NET, INC.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2000
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
Cash and cash equivalents                               $1,172,590
Accounts receivable, net of allowances of $169,000       1,146,738
Prepaid expenses and other current assets                  285,062
                                                        ----------

    Total current assets                                 2,604,390

RESTRICTED CASH                                          1,124,069

PROPERTY AND EQUIPMENT, net                              2,536,049
                                                        ----------
                                                        $6,264,508

WORLDWEB.NET, INC.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2000 (CONTINUED)
--------------------------------------------------------------------------------

LIABILITIES AND CAPITAL DEFICIENCY

CURRENT LIABILITIES:
Accounts payable and accrued expenses                                                    $  2,090,597
Deferred revenue                                                                            1,322,577
Capital lease obligations, current portion                                                    130,194
                                                                                         ------------

  Total current liabilities                                                                 3,543,368

Convertible bridge loan facility, net of discount of $162,638                               4,367,862
Capital lease obligations, net of current portion                                             200,272
                                                                                         ------------

    Total liabilities                                                                       8,111,502

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK,
  Series A, $0.01 par value; 6,247,680 shares authorized, issued, and outstanding;
  (liquidation preference of $3,090,227)                                                    2,738,118

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK,
  Series B, $0.01 par value; 13,888,658 shares authorized, issued, and outstanding;
  (liquidation preference of $22,425,598)                                                  15,814,507
                                                                                         ------------

    Total mandatorily redeemable securities                                                18,552,625

COMMITMENTS AND CONTINGENCIES (Note 9)

CAPITAL DEFICIENCY:
Common stock; $0.002 par value; 32,500,000 shares authorized; 26,622,082
  shares issued and outstanding                                                                53,240
Additional paid-in capital                                                                  5,135,212
Accumulated deficit                                                                       (25,172,727)
Treasury stock; 8,057,500 shares at cost                                                     (415,344)
                                                                                         ------------

NET CAPITAL DEFICIENCY                                                                    (20,399,619)
                                                                                         ------------
                                                                                         $  6,264,508

WORLDWEB.NET, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

REVENUES:
Software licenses               $  1,189,166
Services                           3,105,255
                                ------------

  Total revenues                   4,294,421

COST OF REVENUE                    2,316,549
                                ------------

GROSS MARGIN                       1,977,872

OPERATING EXPENSES:
Sales and marketing                8,256,452
Research and development           4,574,719
General and administrative         2,767,388
                                ------------

  Total operating expenses        15,598,559
                                ------------

LOSS FROM OPERATIONS             (13,620,687)

INTEREST:
Interest income                      274,034
Interest expense                    (317,829)
                                ------------

NET LOSS                        $(13,664,482)
                                ============

WORLDWEB.NET, INC.

CONSOLIDATED STATEMENT OF CAPITAL DEFICIENCY
FOR THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                    COMMON STOCK            ADDITIONAL                       TREASURY STOCK
                                ---------------------        PAID-IN        ACCUMULATED   ----------------------
                                 SHARES        AMOUNT        CAPITAL         DEFICIT       SHARES        AMOUNT           TOTAL
                                ----------    ---------     ----------     -------------  ---------     ---------      -------------
BALANCE,
  January 1, 2000              26,375,000     $  52,750     $8,659,393     $(11,508,245)  8,057,500     $(415,344)      $(3,211,446)

Exercise of stock options          64,375           125         84,416                                                       84,541

Compensatory stock
  issuance                        182,707           365         90,635                                                       91,000

Issuance of common stock
  warrants in connection
  with bridge loan agreement                                   243,558                                                      243,558

Accretion of mandatorily
  redeemable convertible
  preferred stock                                           (3,942,790)                                                  (3,942,790)

Net loss                                                                    (13,664,482)                                (13,664,482)
                                ----------    ---------     ----------     -------------  ---------     ---------      -------------
BALANCE,
  December 31, 2000             26,622,082    $  53,240     $5,135,212     $(25,172,727)  8,057,500     $(415,344)     $(20,399,619)
                                ==========    =========     ==========     =============  =========     =========      =============

See accompanying notes to
consolidated financial statements.

WORLDWEB.NET, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                        $(13,664,482)
Adjustments to reconcile net loss to net cash used in operating activities:
  Stock-based compensation expense                                                    91,000
  Provision for bad debt                                                             207,676
  Loss on disposal of equipment                                                       22,505
  Depreciation                                                                       477,992
  Amortization of debt discount                                                       81,187
  Accrued interest on bridge loan agreement                                          159,734
  Changes in operating assets and liabilities:
    Accounts receivable, net                                                      (1,026,842)
    Prepaids and other current assets                                                 71,970
    Accounts payable and accrued expenses                                            658,451
    Deferred revenue                                                                 676,241
                                                                                ------------

      Net cash used in operating activities                                      (12,244,568)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                                (2,012,841)
Increase in restricted cash                                                       (1,124,069)
                                                                                ------------

      Net cash used in investing activities                                       (3,136,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options                                           84,541
Proceeds from issuance of convertible bridge loan and warrants                     4,370,500
Principal payments on capital lease obligations                                     (115,271)
Principal payments on note payable to stockholders                                   (48,673)
                                                                                ------------

      Net cash provided by financing activities                                    4,291,097
                                                                                ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                        (11,090,381)

CASH AND CASH EQUIVALENTS, beginning of year                                      12,262,971
                                                                                ------------

CASH AND CASH EQUIVALENTS, end of year                                          $  1,172,590
                                                                                ============


See accompanying notes to
consolidated financial statements.                                             6

WORLDWEB.NET, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000 (CONTINUED)
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
Cash paid during the year for:
    Interest                                                                    $     76,910
                                                                                ============
    Income taxes                                                                         $ -
                                                                                ============

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Increase in capital lease obligations and property and equipment                $    222,707
                                                                                ============


See accompanying notes to
consolidated financial statements.                                             7

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------


1.    NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

      Nature of Operations - worldweb.net, inc. (the Company) is a leading provider of XML content management solutions that enable users to create, manage, deploy, deliver, and modify content on an enterprise wide scale.

      Incorporation - The Company was incorporated in the state of Delaware on October 12, 1994 and in December 1998, the Company began operating under the trade name worldweb.net. During the year ended December 31, 1999, the Company established a wholly owned subsidiary, worldweb.net, europe, inc.

      Basis of Presentation - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation - The consolidated financial statements include the accounts of worldweb.net, inc. and worldweb.net, europe, inc. Intercompany accounts and transactions have been eliminated.

      Cash and Cash Equivalents - The Company considers all unrestricted highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Approximately $1,141,000 is invested in one money market fund at December 31, 2000.

      Restricted Cash - In connection with the lease of the Company's principal operating facility, $1,124,069 of cash was pledged as collateral and was classified as restricted cash on the balance sheet.

      Property and Equipment - Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, generally ranging from three years to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

      Software Development Costs - Software development costs are expensed as incurred until technological feasibility has been established. After the establishment of technological feasibility, such costs are capitalized until the product is available for general release to customers. Based on the Company's product development process, technological feasibility is established upon completion of a working model. To date, costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, through December 31, 2000, all software development costs have been expensed.

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 (Continued)
--------------------------------------------------------------------------------

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

      Revenue Recognition - The Company recognizes revenue from software license arrangements in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and related interpretations. SOP 97-2 requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products and services, post contract customer support, and Web site design and development. Under SOP 97-2, the determination of fair value is based on objective evidence specific to the vendor. In certain circumstances, if such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered. SOP 97-2, was amended in February 1998 by SOP 98-4, Deferral of the Effective Date of a Provision of SOP 97-2 and was amended again in December 1998 by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. Those amendments deferred and then clarified, respectively, the specification of what is considered vendor-specific objective evidence of fair value for the various elements in a multiple element arrangement.

      The Company's software license arrangements generally involve customer subscriptions to the Company's software. Revenue from subscription arrangements, which generally involve customers obtaining the use of the Company's software products for a specified period of time, is recognized ratably over the subscription period assuming delivery of the product has occurred, persuasive evidence of an arrangement exists, the fee is fixed and determinable, and collection of the resulting receivable is probable. Revenue from service arrangements primarily consists of consulting, including Web site design and development. Revenue from services is recognized as the services are performed. In circumstances where vendor-specific objective evidence of the value of production, modification or customization of the software, revenue may be recognized over the expected service term of the contract assuming all other criteria for revenue recognition have been satisfied. When customer acceptance or approval is required, revenue is not recognized until the service has been completed and customer acceptance is obtained. Customer advances and amounts billed to customers in excess of revenue recognized are recorded as deferred revenue.

      Advertising Costs - Advertising costs are expensed as incurred. Advertising costs were approximately $1,831,000 for the year ended December 31, 2000.

      Income Taxes - The provision for income taxes is determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires the use of an asset and liability approach. Under this approach, deferred taxes represent the expected future tax consequences of temporary differences between the carrying amounts for financial statement reporting purposes and tax bases of assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 (Continued)
--------------------------------------------------------------------------------

      Stock-Based Compensation Plans - The Company measures compensation expense for employee stock-based compensation using the intrinsic value method and provides pro forma disclosures of net loss as if the fair value method had been applied in measuring compensation expense. Under the intrinsic value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

      Stock Split - During the year ended December 31, 2000, the Company effected a 5-for-1 stock split of its Series A preferred stock.

      Impairment of Long-Lived Assets - As circumstances warrant, the Company periodically evaluates the recoverability of its long-lived assets. This evaluation primarily consists of a comparison of the carrying value of the assets with the assets' expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows, undiscounted and without interest charges, exceed the carrying value of the asset, no impairment is recognized. Impairment losses are measured at the difference between the carrying value of long-lived assets and their fair value. As of December 31, 2000, no assets were deemed impaired.

      Concentration of Credit Risk - The Company's financial instruments that are exposed to concentration of credit risk consist primarily of accounts receivable. The Company's accounts receivable result primarily from sales of software licenses and related services to corporate customers. The Company performs periodic evaluations of its customers' financial conditions and generally does not require collateral.

      Comprehensive Loss - SFAS No. 130, Reporting Comprehensive Income, established standards for reporting and displaying comprehensive income and its components. For the year ended December 31, 2000, there was no difference between net loss and comprehensive loss.

      Segment Reporting - Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for reporting information about operating segments and disclosures about products and services, geographic areas, and major customers. The Company has determined that it does not have any separately reportable business segments as of December 31, 2000.

      Fair Value of Financial Instruments - SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. Management believes that the carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximates fair value because of the short

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 (Continued)
--------------------------------------------------------------------------------

      maturity of these financial instruments. The carrying value of the Company's long-term debt obligations approximates fair value based upon borrowing rates available to the Company. The carrying value of the Company's mandatorily redeemable securities approximates fair value as the Company is accreting the balance to its cash redemption value.

      Recent Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective January 1, 2001. SFAS No. 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The Company does not expect adoption of this standard to have a material impact on its financial position or results of operations.

      In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. SAB No. 101 provides interpretive guidance on the recognition, presentation, and disclosures of revenue in the financial statements. SAB No. 101 was adopted for the year ended December 31, 2000. Adoption of SAB No. 101 did not have a material effect on the Company's financial position or results of operations.

      The FASB issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation. This interpretation modifies the current practice of accounting for certain stock award agreements and was effective beginning July 1, 2000. The Company has adopted the accounting treatment prescribed by this interpretation, which did not materially impact the Company's financial statements.


3.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31, 2000:

Computer equipment and software                                                 $  1,380,346
Office furniture and equipment                                                       732,788
Leasehold improvements                                                             1,160,063
                                                                                ------------

                                                                                   3,273,197
Accumulated depreciation                                                            (737,148)
                                                                                ------------

Property and equipment, net                                                     $  2,536,049
                                                                                ============

      Included in property and equipment at December 31, 2000 are $322,617 of assets held under capital leases. Accumulated depreciation of assets held under capital leases was $187,010.

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 (Continued)
--------------------------------------------------------------------------------

4.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consist of the following at December 31, 2000:

Accounts payable                                                                $  1,225,165
Accrued compensation and benefits                                                    342,468
Accrued bonuses                                                                      190,661
Other accrued operating expenses                                                     332,303
                                                                                ------------
                                                                                $  2,090,597


5.    BORROWINGS

      Secured Bridge Facility and Secured Line of Credit - During September 2000, the Company entered into a loan agreement (the Bridge Loan Agreement) with certain investors. Under the Bridge Loan Agreement, the Company borrowed $4,370,500. Borrowings pursuant to the Bridge Loan Agreement are secured by all of the Company's assets and bear interest at the prime rate (9.5% at December 31, 2000) plus 2%. Borrowings were due in full in March 2001, but were not required to be repaid on that date (Note
      11). In connection with the Bridge Loan Agreement, the Company granted a ten-year warrant to purchase 500,000 shares of common stock at an exercise price of $0.01 per share. The Company has recorded the fair value of the warrants ($245,000) as a debt discount, which will be amortized over the term of the Bridge Loan Agreement. As of December 31, 2000 no principal payments had been made and the outstanding balance included $159,734 of accrued interest.

      Capital Lease Obligations - Future minimum lease payments for assets under capital leases at December 31, 2000 are as follows:

2001                                                                            $    152,355
2002                                                                                 126,777
2003                                                                                  46,007
2004                                                                                  32,826
2005                                                                                  10,190
                                                                                ------------

Total minimum lease payments                                                         368,155
Less amount representing interest                                                    (37,689)
                                                                                ------------

Present value of net minimum lease payments                                          330,466
Less current portion                                                                (130,194)
                                                                                ------------

Long-term portion                                                               $    200,272
                                                                                ============

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 (Continued)
--------------------------------------------------------------------------------

6.    MANDATORILY REDEEMABLE SECURITIES

      Series A Preferred Stock - During November 1998 and January and February 1999, the Company issued 4,731,700 and 1,515,980 shares, respectively, of mandatorily redeemable convertible Series A preferred stock (Series A Preferred Stock). Series A Preferred Stock shares were issued in exchange for cash proceeds of $969,000 (net of $31,000 offering costs) and the conversion of certain notes payable totaling $2,091,000. Each share of Series A Preferred Stock is convertible at the option of the holder at any time into five shares of common stock. The Series A Preferred Stock will automatically convert to common stock upon the completion of an initial public offering that results in gross proceeds to the Company of at least $30,000,000. The Series A Preferred Stock further provides for mandatory redemption at December 31, 2003 by the Company of all outstanding shares for $0.495 per share plus any accrued and unpaid dividends, if a majority of the holders notify the Company in writing. The Series A Preferred Stock has a liquidation preference of $0.495 per share plus accrued and unpaid dividends. The liquidation preference will be paid to the holders of Series A Preferred Stock after the payment of the liquidation preference due to the holders of Series B Preferred Stock and before any payments to holders of common stock.

      The declaration of dividends is at the discretion of the Board of Directors. However, the Board of Directors may not declare or pay any dividends with respect to common stock without the approval of the holders of two-thirds of the issued and outstanding shares of Series A Preferred Stock. Holders of Series A Preferred Stock are entitled to the number of votes, which is equal to the number of shares of common stock into which the Series A Preferred Stock are convertible into, with the exception of voting together with the common stockholders to appoint one member of the Company's Board of Directors. The holders of the Series A Preferred Stock are also entitled to vote as a separate class from all other classes of stock of the Company to elect one member of the Company's Board of Directors.

      Warrants - In connection with the issuance of Series A Preferred Stock, the Company granted to the initial holders of Series A Preferred Stock, a warrant to purchase 3,123,840 shares of common stock at a price equal to the price paid by the first person or group, which acquires common stock or securities convertible into common stock subsequent to the issuance of Series A Preferred Stock ($1.50 per share). The Company recorded the fair value of the warrants ($456,000), along with $31,000 of issuance costs, as a discount to the Series A Preferred Stock, which is being accreted to the redemption value over the redemption period. Accretion of the discount was $130,051 for the year ended December 31, 2000, and total accretion of the discount to date was $194,800. The warrants, which have a life of seven years, were valued using the following assumptions; fair value of common stock, $1.50 per share; volatility -- 75%; risk-free interest rate -- 6.19%.

      Series B Preferred Stock - During December 1999, the Company issued 13,888,553 shares of mandatorily redeemable convertible Series B preferred stock (Series B Preferred Stock). 11,066,667 shares of Series B Preferred Stock were issued for cash proceeds of $16,579,000 (net of $1,221,000 offering costs), and 2,024,177 shares were issued upon the conversion of certain notes payable totaling $2,732,638. Each share of Series B Preferred Stock is convertible at the option of the holder at any time into one share of common stock. The Series B Preferred Stock will automatically convert to common stock upon the completion of an initial public offering that results in gross proceeds to the

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 (Continued)
--------------------------------------------------------------------------------

      Company of at least $30,000,000. The Series B Preferred Stock further provides for mandatory redemption by the Company of all outstanding shares at $1.50 per share plus any accrued and unpaid dividends at the earlier of: (i) December 31, 2003; and (ii) immediately prior to the redemption of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $1.50 per share plus accrued and unpaid dividends, plus an amount equal to the distribution the holders would have received if the Series B Preferred Stock had been converted to common stock immediately prior to the liquidation, as defined. The liquidation preference will be paid to the holders of Series B Preferred Stock prior to the payment of the liquidation preference due to the holders of Series A Preferred Stock or common stockholders.

      Dividends are cumulative and accrue to the redemption value at an annual rate equal to 8%. Dividends accrued for the year ended December 31, 2000 totaled $1,638,194. Holders of Series B Preferred Stock are entitled to the number of votes, which is equal to the number of shares of common stock into which the Series B Preferred Stock are convertible into, with the exception of voting together with the common stockholders to appoint two members of the Company's Board of Directors. With respect to common stock and Series A Preferred Stock, the Board of Directors may not declare or pay any dividends without the approval of the holders of two-thirds of the issued and outstanding shares of Series B Preferred Stock.

      Warrants - In connection with the issuance of Series B Preferred Stock, the Company granted to the initial holders of Series B Preferred Stock a warrant to purchase 6,527,345 shares of the Company's common stock at $1.50 per share. The Company recorded the fair value of the warrants ($7,476,730), along with $1,221,000 of issuance costs, as a discount to the Series B Preferred Stock ,which is being accreted to the redemption value over the four-year redemption period of the Series B Preferred Stock. Accretion of the discount was $2,174,546 for the year ended December 31, 2000, and total accretion of the discount to date was $2,280,723.


7.    COMMON STOCK

      During the year ended December 31, 2000, the Company issued 64,375 shares of common stock upon the exercise of employee stock options. Additionally, the Company entered into an employment agreement under the terms of which the individual received 182,707 shares of fully vested common stock as partial payment for his employment. The Company recorded approximately $91,000 of compensation expense related to this transaction.


8.    STOCK-BASED COMPENSATION PLANS

      In September 1997, the Company adopted the 1997 stock option plan, and in January 1998, the 1998 stock option plan collectively (the Plans). The Plans call for the granting of stock options to eligible employees and officers of the Company. The Plans allow the Company to issue either incentive or

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 (Continued)
--------------------------------------------------------------------------------

      non-qualified options, which vest over such periods as may be determined by the Board of Directors. Options are granted with an exercise price not less than the estimated fair value of the common stock on the date of the grant, as determined by the Company's management.

      Options may not be issued under the Plans to holders of at least 10% of the Company's common stock, unless the exercise price is at least 110% of the estimated fair value of the common stock at the date of the grant and the term of the option does not exceed five years from the date of the grant. At December 31, 2000, there are 1,935,657 shares of common stock reserved and available for distribution under the Plans.

      The following is a summary of activity under the Plans:

                                       NUMBER OF                        WEIGHTED-
                                    SHARES OF PLANS'    EXERCISE        AVERAGE
                                     COMMON STOCK        PRICE          EXERCISE
                                         1998           PER SHARE         PRICE
                                    ---------------    -----------     ------------
Balance, December 31, 1999             2,688,250       $0.10-$1.50     $       1.01
  Granted (fair value of $0.10)        2,981,250       $0.50-$3.75     $       1.57
  Exercised                             (490,375)      $0.10-$1.50     $       0.61
  Forfeited                           (1,427,125)      $0.10-$1.50     $       1.36
                                    ------------
Balance, December 31, 2000             3,752,000       $0.10-$3.75     $       1.36
                                    ============
Exercisable, December 31, 2000           337,250       $0.10-$1.50     $       0.72
                                    ============

      The exercise prices of all options granted during 2000 were equal to the fair value, as determined by the Board of Directors.

      Fair Value of Stock Options - For disclosure purposes under SFAS No. 123, the fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted-average assumptions:

        Expected life                                            4 years
        Risk-free interest                                          4.6%
        Volatility                                                    0%
        Dividend yield                                                0%

      Had the Company determined compensation costs in accordance with SFAS No. 123, the Company's pro forma results would have been the following:

Net loss available to common stockholders:
  As reported                                  $(17,546,590)
                                               ============
  Pro forma                                    $(18,324,862)
                                               ============

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 (Continued)
--------------------------------------------------------------------------------

9.    INCOME TAXES

      As the Company has incurred operating losses for both book and tax purposes since inception, there is no provision for income taxes in the accompanying statement of operations. The Company's effective tax rate differs from the statutory federal rate because of the effects of a full valuation allowance.

      Deferred taxes are comprised of the following at December 31, 2000:

Allowance for doubtful accounts                $     64,200
Net operating loss                                9,253,000
Valuation allowance                              (9,317,200)
                                               ------------
Net deferred tax asset                                  $ -
                                               ============

      Management believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance is required.

      At December 31, 2000, the Company has approximately $24,300,000 of cumulative federal and state net operating loss carryforwards. These amounts will be carried forward to offset future taxable income, subject to ownership change (Note 10). The net operating loss carry forwards will begin to expire in 2010. The realization of the benefits of loss carry forwards is dependent on sufficient taxable income in future years. Lack of future earnings, a majority change in the ownership of the Company, or the application of the alternative minimum tax rules could adversely effect the Company's ability to utilize the loss carry forwards.


10.   COMMITMENTS AND CONTINGENCIES

      Lease Commitments - The Company leases certain office facilities and equipment under noncancelable operating lease agreements. Rent expense for the year ended December 31, 2000 under these operating leases was $1,169,000.

WORLDWEB.NET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 (Continued)
--------------------------------------------------------------------------------

      Future minimum annual payments under noncancelable operating leases as of December 31, 2000 are as follows:

2001                                           $  1,383,655
2002                                              1,407,103
2003                                              1,275,448
2004                                              1,200,658
2005                                              1,213,056
Thereafter                                        5,183,312
                                               ------------
                                               $ 11,663,232
                                               ============

      Litigation - From time to time, the Company is subject to legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, the Company does not believe that the outcome of any of these legal matters will have a material adverse effect on the Company's business, operating results, or financial position.


11.   SUBSEQUENT EVENT

      On February 12, 2001, the Company entered into a definitive stock sale agreement with Starbase Corp. (the Agreement). Terms of the agreement call for holders of the Company's common stock to receive $0.03 per share, valued at approximately $557,000, with each share of the Company's Series A and B mandatorily redeemable preferred stock being converted into 0.008 and 0.426 shares of Starbase Corp. common stock, respectively, valued at approximately $187,000 and $21,365,000, respectively. Additionally, all borrowings pursuant to the Bridge Loan Agreement (Note 5) will be converted to 1,271,360 shares of Starbase common stock, valued at approximately $4,595,277. Additionally, 1,065,858 shares of Starbase common stock, valued at approximately $3,852,500, were issued as consideration for the assumption of certain liabilities of worldweb by another entity. All warrants issued in connection with the Bridge Loan Agreement and Series A and B Preferred stock were canceled, as well as options to purchase common stock. On February 20, 2001, the acquisition was completed. Prior to the acquisition, the Company was experiencing financial difficulties. Without this acquisition, the Company may have had difficulty meeting its obligations and operating needs.

                                     ******